Exhibit 99.5

CONSENT OF LUIS GUILLERMO ZAZUETA DOMÍNGUEZ

The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references of him in the Prospectus of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., which is part of this Registration Statement on Form F-l of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., with respect to his being elected as director of Grupo Aeroportuario del Centra Norte, S.A.B. de C.V. under the circumstances described therein.

/s/ LUIS GUILLERMO ZAZUETA DOMÍNGUEZ
LUIS GUILLERMO ZAZUETA DOMÍNGUEZ

México City

September 16, 2006.